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                                                                   EXHIBIT 10(h)


                            THE LAMSON & SESSIONS CO.


        FORM OF NON-QUALIFIED STOCK OPTION AGREEMENT UNDER THE COMPANY'S
                     NONEMPLOYEE DIRECTORS STOCK OPTION PLAN


This Stock Option Agreement (the "Agreement") dated as of Date of Grant by and between The Lamson & Sessions Co. (the "Company") and Optionee's Name (hereinafter called the "Optionee").


                              W I T N E S S E T H:
                              - - - - - - - - - -


WHEREAS, on April 22, 1994 the Company's shareholders approved the Nonemployee Directors Stock Option Plan (the "Original Plan") and the Original Plan, as amended, was amended and restated as of July 19, 2001;

NOW, THEREFORE, pursuant to the Plan the Company hereby grants to the Optionee a non-qualified stock option to purchase Two Thousand (2,000) common shares, without par value ("Common Shares"), of the Company at a purchase price of DOLLARS AND 000/1000 DOLLARS ($00.00) per share, which purchase price was not less than the mean between the highest and lowest quoted selling price, regular way, of the Common Shares on the New York Stock Exchange on the date the option is granted (the "Grant Date"), and agrees to cause certificates for any Common Shares purchased hereunder to be delivered to the Optionee upon payment of the purchase price in full, all subject, however, to the terms and conditions of the Plan and the terms and conditions hereinafter set forth.

         l. Defined terms not otherwise defined herein shall have the meanings assigned to them in the Plan, unless the context clearly indicates otherwise.

         2. This option (until terminated or exercised as hereinafter provided) shall be exercisable one year from the date of this Agreement. To the extent then exercisable, this option may be exercised in whole or in part from time to time.

         3. Notwithstanding the foregoing paragraph, upon a "Change in Control" as defined in Section 12(b) of the Plan and upon termination of service as a Nonemployee Director by reason of retirement, death or disability of the Nonemployee Director, this option shall become immediately exercisable and vested.

         4. Upon termination of service as a nonemployee director, this option shall be exercisable only to the extent exercisable at such time.





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Notwithstanding any other provision of this Agreement, this option, to the extent exercisable upon the date of the termination with the Company shall terminate upon the earliest to occur of the following:

         (a) ninety days following the date of the Optionee's termination of service as a Nonemployee Director, if such termination of employment is other than by reason of the Optionee's death, disability or retirement or for Cause;



         (b) thirty-six months from the date of the Optionee's termination of service with the Company, if such termination of service as a Nonemployee Director is by reason of the Optionee's retirement;

         (c) twelve months from the date of the Optionee's termination of service with the Company, if such termination of service as a Nonemployee Director is by reason of the Optionee's death or disability;

         (d)      at the close of business on Expiration Date.

Mandatory Retirement of directors occurs on the date of the Annual Meeting of Shareholders following a director's 70th birthday.

         5. This option is not transferable by the Optionee otherwise than by will or the laws of descent and distribution, and is exercisable, during the lifetime of the Optionee, only by the Optionee, and after the lifetime of the Optionee is exercisable solely by the legal representative of his estate or by the legatee of the Optionee under the will of the Optionee, subject to the provisions of Section 4 hereof.

         6. In the event of any merger, reorganization, consolidation, capitalization, stock dividend or other change in the Company's capital structure, such adjustments in the option price and in the number or kind of Common Shares to be issued upon the exercise of this option shall be made.

         7. Notwithstanding any other provision of this Agreement, the option herein granted shall not be exercisable unless a Registration Statement under the Securities Act of 1933, as amended, with respect to the Common Shares to be issued upon the exercise of this option is in effect at that time.

         8. This option may be exercised by the Optionee giving written notice to the Company specifying the number of Common Shares to be purchased. Such notice shall be accompanied by payment in full of the purchase price, either by certified or official bank check, or in full or in part in the form of Common Shares already owned by the Optionee.

         9. The Optionee shall not have any rights as a shareholder in respect of any Common Shares as to which this option has not been duly exercised pursuant to the provisions of Section 8 of this Agreement.


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       10. Notwithstanding any other provision of this Agreement, no certificate shall be issued or caused to be issued by the Company unless and until the Company withholds or makes arrangements for payment satisfactory to the Committee with the Optionee, or in the event of death of the Optionee, the legal representative of the Optionee's estate or the legatee of the Optionee under the will of the Optionee, of any Federal, state or local taxes that may be required to be withheld by the Company with respect to the compensation income resulting from the transfer of Common Shares pursuant to such exercise, or in the case of any Optionee subject to Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the lapse of the restrictions imposed by such
Section 16(b) of the Exchange Act.



                                      THE LAMSON & SESSIONS CO.




                                      By
                                         --------------------------------------
                                         John B. Schulze, Chairman of the Board
                                         and Chief Executive Officer



The undersigned Optionee hereby acknowledges receipt of an executed original of this Agreement and accepts the option granted thereunder, and the terms and conditions set forth in this Agreement.


                                           ------------------------------------
                                                         Optionee



                                           Dated:
                                                 ------------------------------


Revised:  July 19, 2001


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